UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2025

The Baldwin Insurance Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39095	61-1937225
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File No.)	Identification No.)

4211 W. Boy Scout Blvd., Suite 800, Tampa, Florida 33607

(Address of principal executive offices) (Zip code)

(Registrant’s telephone number, including area code): (866) 279-0698

Not Applicable

(Former Name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	BWIN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 18, 2025 (the “Closing Date”), The Baldwin Insurance Group Holdings, LLC (formerly known as Baldwin Risk Partners, LLC) (“Baldwin Holdings”), the operating company and direct subsidiary of The Baldwin Insurance Group, Inc. (formerly known as BRP Group, Inc.) (“Baldwin”), as borrower, entered into an amendment to the Credit Agreement (as defined below) (the “Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), certain material subsidiaries of Baldwin Holdings (together with Baldwin Holdings, the “Loan Parties”), as guarantors, and the several banks, financial institutions, institutional investors and other entities party thereto as lenders and letter of credit issuers, pursuant to which that certain Amended and Restated Credit Agreement, dated as of May 24, 2024, among the Loan Parties, the Agent and the several banks, financial institutions, institutional investors and other entities from time to time party thereto as lenders and letter of credit issuers (the “Credit Agreement”), was amended to, among other things, (i) reprice its existing $931.1 million senior secured first lien term loan facility maturing on May 24, 2031 (the “Existing Term Loans”), (ii) provide for $75 million of incremental term B loans (the “New Term Loans”), increasing the aggregate principal amount of the Existing Term Loans to $1,006 million and (iii) reduce the applicable margin for the Revolving Credit Loans (as defined in the Credit Agreement). The New Term Loans were funded on the Closing Date, and Baldwin Holdings intends to use the net proceeds thereof to pay down outstanding borrowings under its revolving credit facility.

The repriced Existing Term Loans and the New Term Loans bear interest at term SOFR, plus an applicable margin of 2.50%. The New Term Loans are otherwise subject to the same terms to which the Existing Term Loans were subject under the Credit Agreement. The new applicable margin with respect to borrowings of the Revolving Credit Loans is based on a total first lien net leverage ratio and ranges from 1.75% to 2.50% in the case of term SOFR loans.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 3 to Amended and Restated Credit Agreement, dated as of September 18, 2025, by and among Baldwin Holdings, the Guarantors party thereto, the several Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Baldwin Insurance Group, Inc.

Date: September 18, 2025	By:	/s/ Bradford L. Hale
		Name:	Bradford L. Hale
		Title:	Chief Financial Officer